EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-193118 and 333-202839) of Enzymotec Ltd. of our report dated March 3, 2016, relating to the consolidated financial statements of Enzymotec Ltd., which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 3, 2016	Kesselman & Kesselman
Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited